                                                                     Exhibit 3.3

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2814792
                                                              ------------------
   BT
--------               THE COMMONWEALTH OF MASSACHUSETTS
Examiner                     WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
  N/A        One Ashburton Place, Boston, Massachusetts 02108-1512
--------
Name                          ARTICLES OF AMENDMENT
Approved            (General Laws, Chapter 156B, Section 72)


          We, Eric R. Giler                                         , *President
              ------------------------------------------------------

          and David W. Duehren                                          , *Clerk
              ----------------------------------------------------------

          of Brooktrout, Inc.                                                  ,
             ------------------------------------------------------------------
                               (Exact name of corporation)

          located at 410 First Avenue, Needham, MA  02494                      ,
                     ----------------------------------------------------------
                          (Street address of corporation in Massachusetts)

          certify that these Articles of Amendment affecting articles numbered:

          Three
          ----------------------------------------------------------------------
               (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

          of the Articles of Organization were duly adopted at a meeting held on May 11, 2000 by vote of:
          ------------

          9,498,257 shares of Common Stock, $.01 par value of 12,159,580 shares
          ---------           ----------------------------    ----------
                                                                   outstanding,
                             (type, class & series, if any)


          _________ shares of _____________ of _________ shares outstanding, and
                        (type, class & series, if any)

          _________ shares of _________________ of _________ shares outstanding,
                        (type, class & series, if any)

C    [ ]
P    [ ]  (1)**being at least a majority of each type, class or series
M    [ ]  outstanding and entitled to vote thereon:/or (2)**being at least two-
R.A. [ ] thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

          *Delete the inapplicable words.      **Delete the inapplicable clause.
   3      (1) For amendments adopted pursuant to Chapter 156B, Section 70.
-------   (2) For amendments adopted pursuant to Chapter 156B, Section 71.
 .C.       Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
        WITHOUT PAR VALUE STOCKS              WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
  TYPE      NUMBER OF SHARES      TYPE           NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:             --          Common:             25,000,000          $    .01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:          --          Preferred:             100,000          $   1.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change the total authorized to:

--------------------------------------------------------------------------------
        WITHOUT PAR VALUE STOCKS              WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
  TYPE      NUMBER OF SHARES      TYPE           NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:             --          Common:             40,000,000          $    .01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:          --          Preferred:             100,000          $   1.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     705633

                       THE COMMONWEALTH OF MASSACHUSETTS
                                                                         #949113

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

================================================================================

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $15,000 having been paid, said articles are deemed to have been filed with me this 11th day of May 2000.


Effective Date: ________________________________________________________________


                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
                                                                SECRETARY OF
                                                              THE COMMONWEALTH

                                                             00 MAY 11  PM 2:11

                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                               Danielle Gosselin
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                               Goodwin, Procter & Hoar LLP
                               Exchange Place
--------------------------------------------------------------------------------
                               53 State Street
                               Boston, MA 02109
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Telephone:                          570-1000
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